Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
EARNINGS FOR THE THIRD QUARTER OF 2017

TUPELO, MISSISSIPPI (October 17, 2017) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the third quarter of 2017. Net income for the third quarter of 2017 was approximately $26.4 million, up 13.99%, as compared to $23.2 million for the third quarter of 2016. Basic and diluted earnings per share (“EPS”) were $0.54 and $0.53, respectively, for the third quarter of 2017, as compared to basic and diluted EPS of $0.55 for the third quarter of 2016.

Net income for the nine months ending September 30, 2017, was $75.7 million, an increase of 12.46%, as compared to $67.3 million for the same period in 2016. Basic and diluted EPS were $1.64 for the first nine months of 2017, as compared to basic and diluted EPS of $1.62 and $1.61, respectively, for the same period in 2016.

The Company incurred expenses and charges in connection with certain transactions that are considered to be infrequent or non-recurring in nature. The following table presents the impact of these charges on reported EPS for the dates presented (in thousands):

	Three months ended September 30, 2017			Three months ended September 30, 2016
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$6,266	$4,075	$0.09	$268	$178	$—
Debt prepayment penalty	—	—	—	2,210	1,468	0.03

	Nine months ended September 30, 2017			Nine months ended September 30, 2016
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$9,655	$6,459	$0.14	$4,023	$2,689	$0.07
Debt prepayment penalty	205	137	—	2,539	1,697	0.05

The Company's balance sheet and results of operations as of and for the three months ended September 30, 2017, include the impact of the Company's acquisition of Metropolitan BancGroup, Inc. (“Metropolitan”), which was completed on July 1, 2017. As of the acquisition date, Metropolitan operated eight offices in Nashville and Memphis, Tennessee and the Jackson, Mississippi MSA and had approximately $1.4 billion in assets, which included approximately $970 million in total loans and approximately $940 million in total deposits. The assets acquired and liabilities assumed have been recorded at estimated fair value and are subject to change pending finalization of all valuations.

"We are pleased to announce our results for a strong third quarter of 2017. Contributing to our record net income for the quarter was annualized linked quarter non-acquired loan growth of 18.4% coupled with the contribution to our operations resulting from our completed acquisition of Metropolitan. A continued focus on expense containment resulted in the achievement of an efficiency ratio below 60 percent, which has been a key long-term objective for Renasant. With the successful conversion of Metropolitan core systems and a smooth integration of our team members, we believe we are well positioned for a strong finish to 2017," said Renasant Chairman and Chief Executive Officer, E. Robinson McGraw.

Profitability Metrics

The following table presents the Company’s profitability metrics for the three and nine months ended September 30, 2017, including and excluding the impact of after-tax merger and conversion expenses and, for the nine-month period, debt prepayment penalties:

	Three Months Ended		Nine Months Ended
	September 30, 2017		September 30, 2017
	As Reported	Excluding Merger and Conversion Expenses	As Reported	Excluding Merger and Conversion Expenses and Debt Prepayment Penalties
Return on average assets	1.02%	1.18%	1.09%	1.19%
Return on average tangible assets	1.13%	1.30%	1.21%	1.31%
Return on average equity	7.01%	8.09%	7.58%	8.24%
Return on average tangible equity	12.74%	14.62%	13.30%	14.41%
The above profitability metrics, excluding return on average assets and return on average equity as reported, are non-GAAP financial measures. A reconciliation of these financial measures from GAAP to non-GAAP is included in the table at the end of this release.

Highlights from the third quarter of 2017 and the nine months ended September 30, 2017 include the following:

•	Total assets were $10.3 billion at September 30, 2017, as compared to $8.7 billion at December 31, 2016.

•
Loans not purchased increased to $5.3 billion at September 30, 2017, from $4.7 billion at December 31, 2016. For the third quarter of 2017, the yield on total loans was 4.88% compared to 5.03% for the second quarter of 2017 and 4.94% for the third quarter of 2016. For the nine months ended September 30, 2017, the yield on total loans was 4.91% compared to 4.99% for the same time period in 2016. The following tables reconcile the reported loan yield to the adjusted loan yield excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Taxable equivalent interest income on loans (as reported)	$90,693	$78,857	$75,128
Interest income collected (foregone) on problem loans	963	2,734	1,019
Accretable yield recognized on purchased loans(1)	6,259	5,410	6,866
Interest income on loans (adjusted)	$83,471	$70,713	$67,243

Average loans	$7,375,410	$6,293,497	$6,048,017

Loan yield, as reported	4.88%	5.03%	4.94%
Loan yield, adjusted	4.49%	4.51%	4.42%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,770, $2,674 and $3,317 for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively, which increased loan yield by 15 basis points, 17 basis points and 12 basis points for the same periods, respectively.

	Nine Months Ended
	September 30,	September 30,
	2017	2016
Taxable equivalent interest income on loans (as reported)	$243,260	$217,066
Interest income collected (foregone) on problem loans	4,264	2,610
Accretable yield recognized on purchased loans(1)	17,273	21,135
Interest income on loans (adjusted)	$221,723	$193,321

Average loans	$6,626,848	$5,811,350

Loan yield, as reported	4.91%	4.99%
Loan yield, adjusted	4.47%	4.44%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $8,185 and $9,616 for the nine months ended September 30, 2017, and September 30, 2016, respectively, which increased loan yield by 17 basis points and 22 basis points for the same periods, respectively.

•
Total deposits increased to $8.1 billion at September 30, 2017, from $7.1 billion at December 31, 2016. Noninterest-bearing deposits averaged $1.7 billion, or 22.40% of average deposits, for the first nine months of 2017, compared to $1.4 billion, or 21.79% of average deposits, for the same period in 2016. For the third quarter of 2017, the cost of total deposits was 33 basis points, as compared to 30 basis points for the second quarter of 2017 and 27 basis points for the third quarter of 2016. The cost of total deposits was 31 basis points for the nine months ending September 30, 2017, as compared to 26 basis points over the same time period in 2016.

•
Net interest income was $90.0 million for the third quarter of 2017, as compared to $79.6 million for the second quarter of 2017 and $75.7 million for the third quarter of 2016. Net interest margin was 4.08% for the third quarter of 2017, as compared to 4.27% for the second quarter of 2017 and 4.15% for the third quarter of 2016. The following table reconciles reported net interest margin to adjusted net interest margin excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Three Months Ended
	September 30,	June 30,	September 30,
	2017	2017	2016
Taxable equivalent net interest income (as reported)	$91,935	$81,453	$77,483
Interest income collected (foregone) on problem loans	963	2,734	1,019
Accretable yield recognized on purchased loans (1)	6,259	5,410	6,866
Net interest income (adjusted)	$84,713	$73,309	$69,598

Average earning assets	$8,944,067	$7,657,849	$7,433,461

Net interest margin, as reported	4.08%	4.27%	4.15%
Net interest margin, adjusted	3.76%	3.84%	3.72%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $2,770, $2,674 and $3,317 for the three months ended September 30, 2017, June 30, 2017, and September 30, 2016, respectively, which increased net interest margin by 12 basis points, 14 basis points and 18 basis points for the same periods, respectively.

•
Net interest income was $243.6 million for the first nine months of 2017, as compared to $222.9 million for the same period in 2016. Net interest margin was 4.12% for the first nine months of 2017, as compared to 4.21% for the same period in 2016. The following table reconciles reported net interest margin to adjusted net interest margin excluding the impact from interest income collected on problem loans and purchase accounting adjustments on purchased loans for the periods presented (in thousands):

	Nine Months Ended
	September 30,	September 30,
	2017	2016
Taxable equivalent net interest income (as reported)	$249,295	$228,228
Interest income collected (foregone) on problem loans	4,264	2,610
Accretable yield recognized on purchased loans (1)	17,273	21,135
Net interest income (adjusted)	$227,758	$204,483

Average earning assets	$8,094,838	$7,233,302

Net interest margin, as reported	4.12%	4.21%
Net interest margin, adjusted	3.76%	3.78%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from purchased loans of $8,185 and $9,616 for the nine months ended September 30, 2017, and September 30, 2016, respectively, which increased net interest margin by 14 basis points and 18 basis points for the same periods, respectively.

•
Noninterest income for the third quarter of 2017 was $33.4 million, as compared to $38.3 million for the third quarter of 2016. Noninterest income for the first nine months of 2017 was $99.7 million, as compared $107.2 million for the same period in 2016. Mortgage banking income for the third quarter of 2017 was $10.6 million, compared to $15.8 million for the third quarter of 2016. Mortgage banking income for the first nine months of 2017 was $33.5 million, compared to $41.2 million for the same period in 2016. The decrease is driven by lower mortgage loan originations in the current year when compared to the prior year due to a reduction in the refinancing of mortgage loans as interest rates have risen. This impact is compounded by margin compression as a result of increased competition due to a reduction in housing supply in a number of our markets. The decrease in mortgage banking income was slightly offset by the increase in service charges on deposit accounts and fees and commission on loans and deposits. The addition of Metropolitan coupled with growth in fee income on legacy Renasant loan and deposit products contributed to the growth in service charges on deposits and fees and commissions on loans and deposits for the first nine months of 2017 compared to the same period in 2016.

•	Noninterest expense was $80.7 million for the third quarter of 2017, as compared to $76.5 million for the third quarter of 2016. Noninterest expense for the first nine months of 2017 was $224.8 million, as compared $223.5 million for the same period in 2016. Excluding nonrecurring charges for merger and conversion expenses and debt prepayment penalties, noninterest expense remained relatively flat when compared to the third quarter of 2016. This is primarily attributable to a decrease in data processing costs, which were realized through contract renegotiations, and expenses on other real estate owned.

Asset Quality Metrics
Total nonperforming assets were $43.3 million at September 30, 2017, a decrease of $15.5 million from December 31, 2016, and consisted of $25.5 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $17.8 million in other real estate owned (“OREO”).

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions, including the Metropolitan acquisition (collectively referred to as “purchased nonperforming assets”), were $12.2 million and $13.3 million, respectively, at September 30, 2017, as compared to $22.2 million and $17.4 million, respectively, at December 31, 2016. The purchased nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios focuses on non-purchased nonperforming assets.

•
Excluding purchased loans, nonperforming loans decreased to $13.3 million, or 0.25% of total loans, at September 30, 2017, from $13.4 million, or 0.28% of total loans, at December 31, 2016. These loans were $14.8 million, or 0.33% of total loans, at September 30, 2016. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.23% at September 30, 2017 and December 31, 2016, as compared to 0.22% at September 30, 2016.

•
Excluding purchased OREO, OREO was $4.5 million at September 30, 2017, as compared to $5.9 million at December 31, 2016, and $8.4 million at September 30, 2016. OREO sales totaled $2.3 million in the first nine months of 2017 and $4.2 million in the first nine months of 2016.

•
The allowance for loan losses was 0.60% of total loans at September 30, 2017, as compared to 0.69% at December 31, 2016 and 0.75% at September 30, 2016. The allowance for loan losses was 0.84% of non-purchased loans at September 30, 2017, as compared to 0.91% at December 31, 2016, and 1.01% at September 30, 2016.

◦	Net loan charge-offs were $1.8 million, or 0.02% of average total loans, for the third quarter of 2017, as compared to $824 thousand, or 0.01% of average total loans, for the third quarter of 2016.

◦	The provision for loan losses was $2.2 million for the third quarter of 2017, as compared to $2.7 million for the third quarter of 2016. The provision was $5.4 million for the first nine months of 2017, as compared to $5.9 million for the same time period in 2016.

Capital Metrics

•
At September 30, 2017, Tier 1 leverage capital ratio was 10.05%, Common Equity Tier 1 ratio was 11.21%, Tier 1 risk-based capital ratio was 12.25%, and total risk-based capital ratio was 14.29%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

•	Tangible common equity ratio was 9.03% at September 30, 2017, as compared to 9.00% at December 31, 2016.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, October 18, 2017.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst171018.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Third Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year.  Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10113195 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until November 1, 2017.

ABOUT RENASANT CORPORATION:
Renasant Corporation is the parent of Renasant Bank, a 113-year-old financial services institution. Renasant has assets of approximately $10.3 billion and operates more than 175 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:
This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains non-GAAP financial measures. Certain non-GAAP financial measures that the Company uses exclude purchase accounting adjustments and interest income collected (foregone) on problem loans from loan interest income and net interest income when calculating the Company’s taxable equivalent loan yields and net interest margin, respectively. The most directly comparable GAAP financial measure is presented with these non-GAAP measures. The Company’s management uses these non-GAAP financial measures to evaluate ongoing operating results and to assess ongoing profitability.

Certain other non-GAAP financial measures (namely, return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio) adjust GAAP financial measures to exclude intangible assets and certain charges that the Company considers to be non-recurring in nature. Management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance, particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and non-recurring charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies. Reconciliations of these other non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

None of the non-GAAP financial information that the Company has included in this release is intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to similarly titled measures presented by other companies. Also, there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

###

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2017 -	For The Nine Months Ending
	2017			2016				Q3 2016	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Statement of earnings
Interest income - taxable equivalent basis	$102,613	$89,429	$83,781	$87,564	$84,784	$85,783	$78,009	21.03	$275,823	$248,585	10.96
Interest income	$100,695	$87,579	$81,889	$85,840	$83,032	$84,008	$76,259	21.27	$270,163	$243,299	11.04
Interest expense	10,678	7,976	7,874	7,791	7,301	6,851	6,205	46.25	26,528	20,357	30.31
Net interest income	90,017	79,603	74,015	78,049	75,731	77,157	70,054	18.86	243,635	222,942	9.28
Provision for loan losses	2,150	1,750	1,500	1,650	2,650	1,430	1,800	(18.87)	5,400	5,880	(8.16)
Net interest income after provision	87,867	77,853	72,515	76,399	73,081	75,727	68,254	20.23	238,235	217,062	9.75
Service charges on deposit accounts	8,676	7,958	7,931	8,163	8,200	7,521	7,991	5.80	24,565	23,712	3.60
Fees and commissions on loans and deposits	5,618	5,470	5,199	4,772	4,921	4,877	4,244	14.16	16,287	14,042	15.99
Insurance commissions and fees	2,365	2,181	1,860	1,951	2,420	2,175	1,962	(2.27)	6,406	6,557	(2.30)
Wealth management revenue	2,963	3,037	2,884	2,849	3,040	2,872	2,891	(2.53)	8,884	8,803	0.92
Securities gains (losses)	57	—	—	—	—	1,257	(71)	100.00	57	1,186	(95.19)
Mortgage banking income	10,616	12,424	10,504	8,262	15,846	13,420	11,915	(33.01)	33,544	41,181	(18.54)
Other	3,118	3,195	3,643	4,258	3,845	3,464	4,370	(18.91)	9,956	11,679	(14.75)
Total noninterest income	33,413	34,265	32,021	30,255	38,272	35,586	33,302	(12.70)	99,699	107,160	(6.96)
Salaries and employee benefits	48,530	45,014	42,209	39,966	44,702	45,387	42,393	8.56	135,753	132,482	2.47
Data processing	4,179	3,835	4,234	4,503	4,560	4,502	4,158	(8.36)	12,248	13,220	(7.35)
Occupancy and equipment	9,470	8,814	9,319	8,809	8,830	8,531	8,224	7.25	27,603	25,585	7.89
Other real estate	603	781	532	1,585	1,540	1,614	957	(60.84)	1,916	4,111	(53.39)
Amortization of intangibles	1,766	1,493	1,563	1,624	1,684	1,742	1,697	4.87	4,822	5,123	(5.88)
Merger and conversion related expenses	6,266	3,044	345	—	268	2,807	948	2,238.06	9,655	4,023	140.00
Debt extinguishment penalty	—	—	205	—	2,210	329	—	(100.00)	205	2,539	(91.93)
Loss share termination	—	—	—	2,053	—	—	—	—	—	—
Other	9,846	11,860	10,902	13,018	12,674	12,347	11,437	(22.31)	32,608	36,458	(10.56)
Total noninterest expense	80,660	74,841	69,309	71,558	76,468	77,259	69,814	5.48	224,810	223,541	0.57
Income before income taxes	40,620	37,277	35,227	35,096	34,885	34,054	31,742	16.44	113,124	100,681	12.36
Income taxes	14,199	11,993	11,255	11,461	11,706	11,154	10,526	21.30	37,447	33,386	12.16
Net income	$26,421	$25,284	$23,972	$23,635	$23,179	$22,900	$21,216	13.99	$75,677	$67,295	12.46
Basic earnings per share	$0.54	$0.57	$0.54	$0.56	$0.55	$0.54	$0.53	(1.82)	$1.64	$1.62	1.23
Diluted earnings per share	0.53	0.57	0.54	0.55	0.55	0.54	0.52	(3.64)	1.64	1.61	1.86
Average basic shares outstanding	49,316,572	44,415,423	44,364,337	42,441,588	42,091,164	42,066,168	40,324,475	17.17	46,050,250	41,500,407	10.96
Average diluted shares outstanding	49,434,850	44,523,541	44,480,499	42,636,325	42,310,358	42,303,626	40,559,145	16.84	46,167,764	41,729,908	10.63
Common shares outstanding	49,320,225	44,430,335	44,394,707	44,332,273	42,102,224	42,085,690	40,373,753	17.14	49,320,225	42,102,224	17.14
Cash dividend per common share	$0.18	$0.18	$0.18	$0.18	$0.18	$0.18	$0.17	—	$0.54	$0.53	1.89
Performance ratios
Return on avg shareholders' equity	7.01%	8.06%	7.80%	8.14%	8.12%	8.21%	8.12%		7.58%	8.15%
Return on avg tangible s/h's equity (1)	12.74%	13.76%	13.48%	14.90%	15.15%	15.57%	15.58%		13.30%	15.42%
Return on avg assets	1.02%	1.16%	1.11%	1.09%	1.08%	1.08%	1.07%		1.09%	1.08%
Return on avg tangible assets (2)	1.13%	1.28%	1.23%	1.22%	1.20%	1.20%	1.20%		1.21%	1.20%
Net interest margin (FTE)	4.08%	4.27%	4.01%	4.24%	4.15%	4.29%	4.21%		4.12%	4.21%
Yield on earning assets (FTE)	4.55%	4.68%	4.43%	4.66%	4.54%	4.66%	4.57%		4.56%	4.59%
Cost of funding	0.49%	0.43%	0.43%	0.42%	0.40%	0.38%	0.37%		0.45%	0.38%
Average earning assets to average assets	87.03%	87.81%	87.55%	87.10%	86.82%	86.59%	86.21%		87.44%	86.55%
Average loans to average deposits	90.96%	88.03%	86.81%	88.89%	89.40%	87.73%	87.39%		88.72%	88.20%
Noninterest income (less securities gains/
losses) to average assets	1.29%	1.58%	1.48%	1.40%	1.78%	1.62%	1.69%		1.44%	1.69%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	2.87%	3.30%	3.18%	3.22%	3.44%	3.49%	3.48%		3.10%	3.47%
Net overhead ratio	1.58%	1.72%	1.70%	1.82%	1.66%	1.87%	1.79%		1.66%	1.78%
Efficiency ratio (FTE) (4)	57.97%	60.75%	62.26%	61.69%	62.46%	63.91%	63.86%		60.22%	63.39%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2017	For The Nine Months Ending
	2017			2016				Q3 2016	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Average Balances
Total assets	$10,277,476	$8,720,660	$8,759,448	$8,591,795	$8,562,199	$8,541,818	$7,961,700	20.03	$9,258,088	$8,357,439	10.78
Earning assets	8,944,067	7,657,849	7,668,582	7,483,222	7,433,461	7,396,283	6,863,905	20.32	8,094,838	7,233,302	11.91
Securities	1,147,157	1,069,244	1,043,697	1,034,270	1,045,905	1,111,831	1,103,504	9.68	1,087,078	1,086,869	0.02
Mortgage loans held for sale	226,512	168,650	112,105	184,583	241,314	306,011	217,200	(6.13)	169,508	254,930	(33.51)
Loans, net of unearned	7,375,410	6,293,497	6,198,705	6,147,077	6,048,017	5,897,650	5,482,167	21.95	6,626,848	5,811,350	14.03
Intangibles	636,977	492,349	493,816	495,404	497,064	499,503	473,852	28.15	541,571	490,225	10.47
Noninterest-bearing deposits	$1,849,396	$1,608,467	$1,558,809	$1,564,150	$1,510,309	$1,477,380	$1,316,495	22.45	$1,673,289	$1,435,438	16.57
Interest-bearing deposits	6,259,249	5,540,698	5,581,853	5,351,354	5,255,102	5,245,406	4,956,983	19.11	5,796,415	5,153,588	12.47
Total deposits	8,108,646	7,149,165	7,140,662	6,915,505	6,765,411	6,722,786	6,273,478	19.85	7,469,703	6,589,026	13.37
Borrowed funds	575,816	233,542	282,008	412,589	550,222	594,459	539,078	4.65	364,865	561,294	(35.00)
Shareholders' equity	1,495,594	1,258,935	1,246,903	1,155,749	1,135,073	1,121,298	1,050,668	31.76	1,334,722	1,102,655	21.05

								Q3 2017 -	As of
	2017			2016				Q4 2016	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Balances at period end
Total assets	$10,323,687	$8,872,272	$8,764,711	$8,699,851	$8,542,471	$8,529,566	$8,146,229	18.67	$10,323,687	$8,542,471	20.85
Earning assets	8,943,570	7,763,775	7,690,045	7,556,760	7,409,068	7,396,888	7,045,179	18.35	8,943,570	7,409,068	20.71
Securities	1,150,459	1,076,625	1,044,862	1,030,530	1,039,957	1,063,592	1,101,820	11.64	1,150,459	1,039,957	10.63
Mortgage loans held for sale	207,288	232,398	158,619	177,866	189,965	276,782	298,365	16.54	207,288	189,965	9.12
Loans not purchased	5,293,467	5,058,898	4,834,085	4,713,572	4,526,026	4,292,549	4,074,413	12.30	5,293,467	4,526,026	19.96
Loans purchased & covered by FDIC loss-share agreements	—	—	—	—	30,533	42,171	44,989	—	—	30,533	(100.00)
Loans purchased & not covered by FDIC loss-share agreements	2,155,141	1,312,109	1,401,720	1,489,137	1,548,674	1,630,709	1,453,328	44.72	2,155,141	1,548,674	39.16
Total loans	7,448,608	6,371,007	6,235,805	6,202,709	6,105,233	5,965,429	5,572,730	20.09	7,448,608	6,105,233	22.00
Intangibles	637,265	491,552	493,045	494,608	496,233	497,917	476,539	28.84	637,265	496,233	28.42
Noninterest-bearing deposits	$1,835,300	$1,642,863	$1,579,581	$1,561,357	$1,514,820	$1,459,383	$1,384,503	17.55	$1,835,300	$1,514,820	21.16
Interest-bearing deposits	6,283,218	5,559,162	5,651,269	5,497,780	5,302,978	5,243,104	5,046,874	14.29	6,283,218	5,302,978	18.48
Total deposits	8,118,518	7,202,025	7,230,850	7,059,137	6,817,798	6,702,487	6,431,377	15.01	8,118,518	6,817,798	19.08
Borrowed funds	591,933	312,077	202,006	312,135	469,580	588,650	561,671	89.64	591,933	469,580	26.06
Shareholders' equity	1,511,826	1,271,786	1,251,065	1,232,883	1,142,247	1,124,256	1,053,178	22.63	1,511,826	1,142,247	32.36
Market value per common share	$42.90	$43.74	$39.69	$42.22	$33.63	$32.33	$32.91	1.61	$42.90	$33.63	27.56
Book value per common share	30.65	28.62	28.18	27.81	27.13	26.71	26.09	10.21	30.65	27.13	12.97
Tangible book value per common share	17.73	17.56	17.07	16.65	15.34	14.88	14.28	6.47	17.73	15.34	15.55
Shareholders' equity to assets (actual)	14.64%	14.33%	14.27%	14.17%	13.37%	13.18%	12.93%		14.64%	13.37%
Tangible capital ratio (3)	9.03%	9.31%	9.16%	9.00%	8.03%	7.80%	7.52%		9.03%	8.03%
Leverage ratio	10.05%	10.68%	10.39%	10.59%	9.38%	9.18%	9.19%		10.05%	9.38%
Common equity tier 1 capital ratio	11.21%	11.65%	11.69%	11.47%	10.16%	10.13%	9.88%		11.21%	10.16%
Tier 1 risk-based capital ratio	12.25%	12.86%	12.93%	12.86%	11.57%	11.56%	11.38%		12.25%	11.57%
Total risk-based capital ratio	14.29%	15.00%	15.11%	15.03%	13.84%	12.31%	12.17%		14.29%	13.84%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
								Q3 2017 -	As of
	2017			2016				Q4 2016	September 30,
	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2017	2016	Variance
Loans not purchased
Commercial, financial, agricultural	$707,835	$657,713	$626,237	$589,290	$554,151	$530,258	$520,463	20.12	$707,835	$554,151	27.73
Lease Financing	51,902	49,066	47,816	46,841	45,510	43,116	41,937	10.80	51,902	45,510	14.05
Real estate- construction	477,638	424,861	378,061	483,926	415,934	381,690	325,188	(1.30)	477,638	415,934	14.84
Real estate - 1-4 family mortgages	1,644,060	1,551,934	1,485,663	1,425,730	1,388,066	1,328,948	1,263,879	15.31	1,644,060	1,388,066	18.44
Real estate - commercial mortgages	2,311,340	2,281,220	2,203,639	2,075,137	2,030,626	1,918,778	1,836,053	11.38	2,311,340	2,030,626	13.82
Installment loans to individuals	100,692	94,104	92,669	92,648	91,739	89,759	86,893	8.68	100,692	91,739	9.76
Loans, net of unearned	$5,293,467	$5,058,898	$4,834,085	$4,713,572	$4,526,026	$4,292,549	$4,074,413	12.30	$5,293,467	$4,526,026	16.96
Loans purchased and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$—	$—	$—	$—	$14	$607	$624	—	$—	$14	(100.00)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	—	—	—	—	—	83	86	—	—	—	—
Real estate - 1-4 family mortgages	—	—	—	—	30,304	34,640	36,350	—	—	30,304	(100.00)
Real estate - commercial mortgages	—	—	—	—	180	6,790	7,870	—	—	180	(100.00)
Installment loans to individuals	—	—	—	—	35	51	59	—	—	35	(100.00)
Loans, net of unearned	$—	$—	$—	$—	$30,533	$42,171	$44,989	—	$—	$30,533	(100.00)
Loans purchased and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$301,100	$102,869	$115,229	$128,200	$139,961	$152,071	$133,847	134.87	$301,100	$139,961	115.13
Lease Financing	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	100,082	35,946	35,673	68,753	71,704	70,958	52,300	45.57	100,082	71,704	39.58
Real estate - 1-4 family mortgages	651,792	400,460	431,904	452,447	452,274	485,458	477,266	44.06	651,792	452,274	44.11
Real estate - commercial mortgages	1,079,049	759,743	804,790	823,758	864,825	898,108	763,587	30.99	1,079,049	864,825	24.77
Installment loans to individuals	23,118	13,091	14,124	15,979	19,910	24,114	26,328	44.68	23,118	19,910	16.11
Loans, net of unearned	$2,155,141	$1,312,109	$1,401,720	$1,489,137	$1,548,674	$1,630,709	$1,453,328	44.72	$2,155,141	$1,548,674	39.16
Asset quality data
Assets not purchased:
Nonaccrual loans	$9,970	$11,413	$12,629	$11,273	$12,454	$10,591	$11,690	(11.56)	$9,970	$12,454	(19.95)
Loans 90 past due or more	3,295	1,283	2,175	2,079	2,315	1,428	2,495	58.49	3,295	2,315	42.33
Nonperforming loans	13,265	12,696	14,804	13,352	14,769	12,019	14,185	(0.65)	13,265	14,769	(10.18)
Other real estate owned	4,524	4,305	5,056	5,929	8,429	9,575	12,810	(23.70)	4,524	8,429	(46.33)
Nonperforming assets not purchased	$17,789	$17,001	$19,860	$19,281	$23,198	$21,594	$26,995	(7.74)	$17,789	$23,198	(23.32)
Assets purchased and subject to loss share:
Nonaccrual loans	$—	$—	$—	$—	$1,628	$2,060	$2,708	—	$—	$1,628	—
Loans 90 past due or more	—	—	—	—	786	2,076	4,343	—	—	786	—
Nonperforming loans	—	—	—	—	2,414	4,136	7,051	—	—	2,414	—
Other real estate owned	—	—	—	—	926	2,618	1,373	—	—	926	—
Nonperforming assets purchased and subject to loss share	$—	$—	$—	$—	$3,340	$6,754	$8,424	—	$—	$3,340	—
Assets purchased and not subject to loss share:
Nonaccrual loans	$4,868	$5,927	$8,495	$11,347	$12,105	$13,312	$12,368	(57.10)	$4,868	$12,105	(59.79)
Loans 90 past due or more	7,349	8,128	11,897	10,815	12,619	13,650	10,805	(32.05)	7,349	12,619	(41.76)
Nonperforming loans	12,217	14,055	20,392	22,162	24,724	26,962	23,173	(44.87)	12,217	24,724	(50.59)
Other real estate owned	13,296	15,409	16,266	17,370	16,973	17,146	19,051	(23.45)	13,296	16,973	(21.66)
Nonperforming assets purchased	$25,513	$29,464	$36,658	$39,532	$41,697	$44,108	$42,224	(35.46)	$25,513	$41,697	(38.81)
Net loan charge-offs (recoveries)	$1,768	$524	$1,314	$4,837	$824	$191	$1,378	(63.45)	$3,606	$2,393	50.69
Allowance for loan losses	$44,531	$44,149	$42,923	$42,737	$45,924	$44,098	$42,859	4.20	$44,531	$45,924	(3.03)
Annualized net loan charge-offs / average loans	0.10%	0.03%	0.09%	0.31%	0.05%	0.01%	0.10%		0.07%	0.06%
Nonperforming loans / total loans*	0.34%	0.42%	0.56%	0.57%	0.69%	0.72%	0.80%		0.34%	0.69%
Nonperforming assets / total assets*	0.42%	0.52%	0.64%	0.68%	0.80%	0.85%	0.95%		0.42%	0.80%
Allowance for loan losses / total loans*	0.60%	0.69%	0.69%	0.69%	0.75%	0.74%	0.77%		0.60%	0.75%
Allowance for loan losses / nonperforming loans*	174.75%	165.04%	121.95%	120.34%	109.59%	102.28%	96.51%		174.75%	109.59%
Nonperforming loans / total loans**	0.25%	0.25%	0.31%	0.28%	0.33%	0.28%	0.35%		0.25%	0.33%
Nonperforming assets / total assets**	0.17%	0.19%	0.23%	0.22%	0.27%	0.25%	0.33%		0.17%	0.27%
Allowance for loan losses / total loans**	0.84%	0.87%	0.89%	0.91%	1.01%	1.03%	1.05%		0.84%	1.01%
Allowance for loan losses / nonperforming loans**	335.70%	347.74%	289.94%	320.08%	310.95%	366.90%	302.14%		335.70%	310.95%
*Based on all assets (includes purchased assets)
**Excludes all assets purchased

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended									For The Nine Months Ending
	September 30, 2017			June 30, 2017			September 30, 2016			September 30, 2017			September 30, 2016
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans
Not purchased	$5,095,445	$57,560	4.48%	$4,938,922	$54,955	4.46%	$4,424,727	$47,809	4.30%	$4,930,254	$163,530	4.43%	$4,186,798	$136,982	4.37%
Purchased	2,279,965	33,133	5.77	1,354,575	23,902	7.08	1,584,179	26,618	6.68	1,696,594	79,730	6.28	1,569,785	77,175	6.57
Purchased and covered(1)	—	—	—	—	—	—	39,111	701	7.13	—	—	—	54,767	2,909	7.10
Total loans	7,375,410	90,693	4.88	6,293,497	78,857	5.03	6,048,017	75,128	4.94	6,626,848	243,260	4.91	5,811,350	217,066	4.99
Mortgage loans held for sale	226,512	2,419	4.24	168,650	1,831	4.35	241,314	2,026	3.34	169,508	5,399	4.26	254,930	6,870	3.60
Securities:
Taxable(2)	807,001	4,758	2.34	737,494	4,340	2.36	695,589	3,418	1.95	750,141	13,168	2.35	732,915	11,875	2.16
Tax-exempt	340,156	4,046	4.72	331,750	3,891	4.70	350,316	4,081	4.63	336,937	12,234	4.85	353,954	12,466	4.70
Total securities	1,147,157	8,804	3.04	1,069,244	8,231	3.09	1,045,905	7,499	2.85	1,087,078	25,402	3.12	1,086,869	24,341	2.99
Interest-bearing balances with banks	194,988	697	1.42	126,458	510	1.62	98,225	131	0.53	211,404	1,762	1.11	80,153	308	0.51
Total interest-earning assets	8,944,067	102,613	4.55	7,657,849	89,429	4.68	7,433,461	84,784	4.54	8,094,838	275,823	4.56	7,233,302	248,585	4.59
Cash and due from banks	152,654			116,783			124,794			133,846			134,238
Intangible assets	636,977			492,349			497,064			541,571			490,225
FDIC loss-share indemnification asset	—			—			4,816			—			5,725
Other assets	543,778			453,679			502,064			487,833			493,949
Total assets	$10,277,476			$8,720,660			$8,562,199			$9,258,088			$8,357,439
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(3)	3,869,297	2,757	0.28	3,368,363	1,917	0.23	3,106,568	1,515	0.19	3,551,102	6,487	0.24	3,058,663	4,277	0.19
Savings deposits	575,684	101	0.07	568,535	98	0.07	528,794	94	0.07	566,148	295	0.07	521,176	276	0.07
Time deposits	1,814,268	3,976	0.87	1,603,800	3,300	0.83	1,619,740	3,029	0.74	1,679,165	10,515	0.84	1,573,749	8,465	0.72
Total interest-bearing deposits	6,259,249	6,834	0.43	5,540,698	5,315	0.38	5,255,102	4,638	0.35	5,796,415	17,297	0.40	5,153,588	13,018	0.34
Borrowed funds	575,816	3,844	2.65	233,542	2,661	4.57	550,222	2,663	1.93	364,865	9,231	3.38	561,294	7,339	1.75
Total interest-bearing liabilities	6,835,065	10,678	0.62	5,774,240	7,976	0.55	5,805,324	7,301	0.50	6,161,280	26,528	0.58	5,714,882	20,357	0.48
Noninterest-bearing deposits	1,849,396			1,608,467			1,510,309			1,673,289			1,435,438
Other liabilities	97,421			79,018			111,493			88,797			104,464
Shareholders’ equity	1,495,594			1,258,935			1,135,073			1,334,722			1,102,655
Total liabilities and shareholders’ equity	$10,277,476			$8,720,660			$8,562,199			$9,258,088			$8,357,439
Net interest income/ net interest margin		$91,935	4.08%		$81,453	4.27%		$77,483	4.15%		$249,295	4.12%		$228,228	4.21%

(1) Represents information associated with purchased loans covered under loss sharing agreements prior to their termination on December 8, 2016.
(2) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(3) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				RECONCILIATION OF GAAP TO NON-GAAP
								Nine Months Ended
	2017			2016				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2017	2016
Net income (GAAP)	$26,421	$25,284	$23,972	$23,635	$23,179	$22,900	$21,216	$75,677	$67,295
Amortization of intangibles, net of tax	1,149	1,013	1,064	1,094	1,119	1,171	1,134	3,226	3,424
Tangible net income (non-GAAP)	$27,570	$26,297	$25,036	$24,729	$24,298	$24,071	$22,350	$78,903	$70,719

Net income (GAAP)	$26,421	$25,284	$23,972	$23,635	$23,179	$22,900	$21,216	$75,677	$67,295
Merger & conversion expenses, net of tax	4,075	2,065	235	—	178	1,888	634	6,459	2,689
Debt prepayment penalties, net of tax	—	—	140	—	1,468	221	—	137	1,697
Loss share termination, net of tax	—	—	—	1,383	—	—	—	—	—
Net income with exclusions (non-GAAP)	$30,496	$27,349	$24,347	$25,018	$24,825	$25,009	$21,850	$82,273	$71,681

Average shareholders' equity (GAAP)	$1,495,594	$1,258,935	$1,246,903	$1,155,749	$1,135,073	$1,121,298	$1,050,668	$1,334,722	$1,102,655
Intangibles	636,977	492,349	493,816	495,404	497,064	499,503	473,852	541,571	490,225
Average tangible s/h's equity (non-GAAP)	$858,617	$766,586	$753,087	$660,345	$638,009	$621,795	$576,816	$793,151	$612,430

Average total assets (GAAP)	$10,277,476	$8,720,660	$8,759,448	$8,591,795	$8,562,199	$8,541,818	$7,961,700	$9,258,088	$8,357,439
Intangibles	636,977	492,349	493,816	495,404	497,064	499,503	473,852	541,571	490,225
Average tangible assets (non-GAAP)	$9,640,499	$8,228,311	$8,265,632	$8,096,391	$8,065,135	$8,042,315	$7,487,848	$8,716,517	$7,867,214

Actual shareholders' equity (GAAP)	$1,511,826	$1,271,786	$1,251,065	$1,232,883	$1,142,247	$1,124,256	$1,053,178	$1,511,826	$1,142,247
Intangibles	637,265	491,552	493,045	494,608	496,233	497,917	476,539	637,265	496,233
Actual tangible s/h's equity (non-GAAP)	$874,561	$780,234	$758,020	$738,275	$646,014	$626,339	$576,639	$874,561	$646,014

Actual total assets (GAAP)	$10,323,687	$8,872,272	$8,764,711	$8,699,851	$8,542,471	$8,529,566	$8,146,229	$10,323,687	$8,542,471
Intangibles	637,265	491,552	493,045	494,608	496,233	497,917	476,539	637,265	496,233
Actual tangible assets (non-GAAP)	$9,686,422	$8,380,720	$8,271,666	$8,205,243	$8,046,238	$8,031,649	$7,669,690	$9,686,422	$8,046,238

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	7.01%	8.06%	7.80%	8.14%	8.12%	8.21%	8.12%	7.58%	8.15%
Effect of adjustment for intangible assets	5.73%	5.70%	5.69%	6.76%	7.03%	7.36%	7.46%	5.72%	7.27%
Return on avg tangible s/h's equity (non-GAAP)	12.74%	13.76%	13.48%	14.90%	15.15%	15.57%	15.58%	13.30%	15.42%

Return on avg s/h's equity with exclusions (GAAP)	8.09%	8.71%	7.92%	8.61%	8.70%	8.97%	8.36%	8.24%	8.68%
Effect of adjustment for intangible assets	6.53%	6.13%	5.77%	7.12%	7.48%	7.96%	7.66%	6.17%	7.70%
Return on avg tangible s/h's equity with exclusion (non-GAAP)	14.62%	14.84%	13.68%	15.73%	16.18%	16.93%	16.03%	14.41%	16.38%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.02%	1.16%	1.11%	1.09%	1.08%	1.08%	1.07%	1.09%	1.08%
Effect of adjustment for intangible assets	0.11%	0.12%	0.12%	0.12%	0.12%	0.13%	0.13%	0.12%	0.13%
Return on average tangible assets (non-GAAP)	1.13%	1.28%	1.23%	1.22%	1.20%	1.20%	1.20%	1.21%	1.20%

Return on avg assets with exclusions (GAAP)	1.18%	1.26%	1.13%	1.16%	1.15%	1.18%	1.10%	1.19%	1.15%
Effect of adjustment for intangible assets	0.11%	0.12%	0.12%	0.12%	0.12%	0.13%	0.13%	0.12%	0.13%
Return on avg tangible assets with exclusions (non-GAAP)	1.30%	1.38%	1.25%	1.28%	1.28%	1.31%	1.23%	1.31%	1.28%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	14.64%	14.33%	14.27%	14.17%	13.37%	13.18%	12.93%	14.64%	13.37%
Effect of adjustment for intangible assets	5.62%	5.02%	5.11%	5.17%	5.34%	5.38%	5.41%	5.62%	5.34%
Tangible capital ratio (non-GAAP)	9.03%	9.31%	9.16%	9.00%	8.03%	7.80%	7.52%	9.03%	8.03%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
				CALCULATION OF EFFICIENCY RATIO

								Nine Months Ended
	2017			2016				September 30,
	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2017	2016
Interest income (FTE)	$102,613	$89,429	$83,781	$87,564	$84,786	$85,783	$78,009	$275,823	$248,585
Interest expense	10,678	7,976	7,874	7,791	7,301	6,851	6,205	26,528	20,357
Net Interest income (FTE)	$91,935	$81,453	$75,907	$79,773	$77,485	$78,932	$71,804	$249,295	$228,228

Total noninterest income	$33,413	$34,265	$32,021	$30,255	$38,272	$35,586	$33,302	$99,699	$107,160
Securities gains (losses)	57	—	—	—	—	1,257	(71)	57	1,186
Total noninterest income	$33,356	$34,265	$32,021	$30,255	$38,272	$34,329	$33,373	$99,642	$105,974
Total Income (FTE)	$125,291	$115,718	$107,928	$110,028	$115,757	$113,261	$105,177	$348,937	$334,202

Total noninterest expense	$80,660	$74,841	$69,309	$71,558	$76,468	$77,259	$69,814	$224,810	$223,541
Amortization of intangibles	1,766	1,493	1,563	1,624	1,684	1,742	1,697	4,822	5,123
Merger-related expenses	6,266	3,044	345	—	268	2,807	948	9,655	4,023
Debt extinguishment penalty	—	—	205	—	2,210	329	—	205	2,539
Loss share termination	$—	—	—	2,053	—	—	—	—	—
Total noninterest expense	$72,628	$70,304	$67,196	$67,881	$72,306	$72,381	$67,169	$210,128	$211,856

(4) Efficiency Ratio	57.97%	60.75%	62.26%	61.69%	62.46%	63.91%	63.86%	60.22%	63.39%